SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of
           the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant [X]

      Filed by a Party other than the Registrant [ ]

      Check the appropriate box:
      [ ]   Preliminary Proxy Statement
      [ ]   Confidential, for Use of the Commission Only
            (as permitted by Rule 14a-6(e)(2))
      [X]   Definitive Proxy Statement
      [ ]   Definitive Additional Materials
      [ ]   Soliciting Material Pursuant to [S] 240.14a-12

                       JACK HENRY & ASSOCIATES, INC.
             -----------------------------------------------
            (Name of Registrant as Specified in its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

      [X]  No fee required.

      [ ]  Fee computed on table below per Exchange Act Rules 14a-
           6(i)(1) and 0-11.

        1) Title of each class of securities to which transaction applies:
           ________________________________________________________________
        2) Aggregate number of securities to which transaction applies:
           ________________________________________________________________
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
           ________________________________________________________________
        4) Proposed maximum aggregate value of transaction:
           ________________________________________________________________
        5) Total fee paid:
           ________________________________________________________________

      [ ]  Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:  ________________________________________
        2) Form, Schedule or Registration Statement No.: ___________________
        3) Filing Party: ___________________________________________________
        4) Date Filed: _____________________________________________________

                        JACK HENRY & ASSOCIATES, INC.
                         663 Highway 60, P.O. Box 807
                            Monett, Missouri 65708


                NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS


 TO THE STOCKHOLDERS OF JACK HENRY & ASSOCIATES, INC.:

 PLEASE TAKE NOTICE that the 2006 Annual Meeting of Stockholders of Jack Henry & Associates, Inc., a Delaware corporation, will be held in the Company's Executive Conference Center, lower level (Building J-7) at the company headquarters, 663 Highway 60, Monett, Missouri, on Tuesday, October 31, 2006, 11:00 a.m., local time, for the following purposes:

 (1) To elect seven (7) directors to serve until the 2007 Annual Meeting of Stockholders;

 (2)  To approve the Company's 2006 Employee Stock Purchase Plan: and

 (3) To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

 The close of business on September 22, 2006, has been fixed as the record date for the Annual Meeting. Only stockholders of record as of that date will be entitled to notice of and to vote at said meeting and any adjournment or postponement thereof.

 The accompanying form of Proxy is solicited by the Board of Directors of the Company. The attached Proxy Statement contains further information with respect to the business to be transacted at the Annual Meeting.

 ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE DATE AND SIGN THE ENCLOSED PROXY. IF YOU DECIDE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                      By Order of the Board of Directors


                      Janet E. Gray
                      Secretary

 Monett, Missouri
 September 29, 2006

                              TABLE OF CONTENTS


      Voting.................................................        1

      Stock Ownership of Certain Stockholders................        2

      Election of Directors (Proposal 1).....................        4

      Corporate Governance...................................        5

      Audit Committee Report.................................        8

      Executive Officers and Significant Employees...........        9

      Certain Relationships and Related Transactions.........       10

      Section 16(a) Beneficial Ownership Reporting Compliance       10

      Executive Compensation.................................       10

      Equity Compensation Plan Information...................       12

      Compensation Committee Report..........................       13

      Company Performance....................................       15

      Approval of the Company's 2006 Employee Stock Purchase
        Plan (Proposal 2)....................................       15

      Independent Registered Public Accounting Firm..........       18

      Stockholder Proposals..................................       19

      Cost of Solicitation and Proxies.......................       19

      Financial Statements...................................       20

      Other Matters..........................................       20

          Exhibit A - Audit Committee Charter................       20

          Exhibit B - Jack Henry & Associates, Inc.
            2006 Employee Stock Purchase Plan................       25

                        JACK HENRY & ASSOCIATES, INC.
                         663 Highway 60, P.O. Box 807
                            Monett, Missouri 65708

                               PROXY STATEMENT
                 FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS
                     To Be Held Tuesday, October 31, 2006


 This Proxy Statement and the enclosed proxy card (the Proxy) are furnished to the stockholders of Jack Henry & Associates, Inc., a Delaware corporation (the Company), in connection with the solicitation of Proxies by the Company's Board of Directors for use at the 2006 Annual Meeting of Stockholders, and any adjournment or postponement thereof (the Annual Meeting), to be held in the Company's Executive Conference Center, lower level (Building J-7) at the company headquarters, 663 Highway 60, Monett, Missouri, at 11:00 a.m., local time, on Tuesday, October 31, 2006. The mailing of this Proxy Statement, the Proxy, the Notice of Annual Meeting and the accompanying 2006 Annual Report to Stockholders is expected to commence on or about September 29, 2006.

 The Board of Directors does not intend to bring any matters before the Annual Meeting except those indicated in the Notice and does not know of any matter which anyone else proposes to present for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named in the accompanying form of Proxy, or their duly constituted substitutes, acting at the Annual Meeting, will be deemed authorized to vote or otherwise to act thereon in accordance with their judgment on such matters.

 If the enclosed Proxy is properly executed and returned prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Each proposal, including the election of directors, will require the affirmative vote of a majority of the shares of common stock voting in person or by Proxy at the Annual Meeting.

 Any stockholder executing a Proxy retains the power to revoke it at any time prior to the voting of the Proxy. It may be revoked by a stockholder personally appearing at the Annual Meeting and casting a contrary vote, by filing an instrument of revocation with the Secretary of the Company, or by the presentation at the Annual Meeting of a duly executed later dated Proxy.


                                    VOTING

 At the 2006 Annual Meeting, Stockholders will consider and vote upon:

 (1) The election of seven (7) directors

 (2) Approval of the Company's 2006 Employee Stock Purchase Plan; and

 (3) Such other matters as may properly come before the Annual Meeting.

 Only stockholders of record at the close of business on September 22, 2006, the record date for the Annual Meeting, are entitled to notice of and to vote at such meeting.

 The Company's authorized capital stock currently consists of 250,000,000 shares of common stock, par value $.01 per share (the Common Stock), and 500,000 shares of preferred stock, par value $1.00 per share (the Preferred Stock). As of August 18, 2006, there were 91,219,608 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. At such date, our executive officers and directors were entitled to vote, or to direct the voting of 11,113,037 shares of Common Stock, representing 12% of the shares entitled to vote at the 2006 Annual Meeting. Unless otherwise specified, all share numbers and other share data have been adjusted to reflect all prior stock splits.

 All shares represented by Proxy and all Proxies solicited hereunder will be voted in accordance with the specifications made by the stockholders executing such Proxies. If a stockholder does not specify how a Proxy is to be voted, the shares represented thereby will be voted: (1) FOR the election as directors of the seven (7) persons nominated by the Board of Directors; and (2) FOR the approval of the Company's 2006 Employee Stock Purchase Plan; and (3) upon other matters that may properly come before the Annual Meeting, in accordance with the discretion of the persons to whom the Proxy is granted.

 Each share of our Common Stock outstanding on the record date will be entitled to one vote on each matter. The seven (7) nominees for election as directors who receive the most votes "for" election will be elected. Approval of the Company's 2006 Employee Stock Purchase Plan will require an affirmative vote of the majority of the shares of Common Stock present or represented at the annual meeting.

 For the election of directors, withheld votes do not affect whether a nominee has received sufficient votes to be elected. For the purpose of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Shares held by brokers that do not have discretionary authority to vote on a particular matter and that have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter, but they are counted as present for the purpose of determining the existence of a quorum at the annual meeting. Please note that banks and brokers that have not received voting instructions from their clients cannot vote on their clients' behalf on "non-routine" proposals, such as approval of the Company's 2006 Employee Stock Purchase Plan, but may vote their clients' shares on the election of directors.


                   STOCK OWNERSHIP OF CERTAIN STOCKHOLDERS

 The following table sets forth information as of August 18, 2006, concerning the equity ownership of (a) those individuals who are known to be the beneficial owners, as defined in Rule 13d-3 of the Securities Exchange Act of 1934, of 5% or more of the Company's Common Stock, (b) the directors, (c) the executive officers named in the Summary Compensation Table and (d) all of our directors and executive officers as a group:


                                      Number of Shares     Percentage of Shares
 Title of Class  Beneficial Owner    Beneficially Owned (1)   Outstanding (1)
 --------------  ------------------- ----------------------   ---------------

 $.01 par value  T. Rowe Price           12,500,850                13.7%
 Common Stock    Associates, Inc              (2)
                 100 E Pratt St
                 Baltimore, MD

                 Michael E. Henry,        6,959,865                 7.6%
                 Vicki Jo Henry               (3)
                 and JKHY Partners
                 663 Highway 60
                 Monett, MO

                 Kayne Anderson           6,178,725                 6.8%
                 Rudnick Investment           (4)
                 Management, LLC
                 1800 Ave of the
                 Stars, 2nd Flr
                 Los Angeles, CA

                 Jerry D. Hall            2,434,158                 2.7%
                                             (5)

                 John W. Henry            1,004,727                 1.1%

                 Tony L. Wormington         657,570                  *
                                             (6)

                 James J. Ellis             490,000                  *
                                             (7)

                 John F. Prim               392,219                  *
                                             (8)

                 Kevin D. Williams          204,573                  *
                                             (9)

                 Marguerite P.
                 Butterworth                116,413                  *

                 Craig R. Curry              75,088                  *
                                             (10)

                 Mark S. Forbis              53,748                  *
                                             (11)

                 Wesley A. Brown             48,000                  *

                 Joseph J. Maliekel          28,135                  *
                                             (12)

                 All directors and       12,464,496                13.7%
                 executive officers as       (13)
                 a group (12 persons)

      * Less than 1%

  (1) Information is set forth as of August 18, 2006. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, except as noted below. With respect to shares held in the Company's 401(k) Plan (the "Retirement Plan"), a participant has the right to direct the disposition of shares allocated to his account.

  (2) According to a Schedule 13G filed February 14, 2006, T. Rowe Price Associates, Inc. has sole voting power with respect to 2,129,500 shares and sole dispositive power with respect to 12,500,850 shares.

  (3) Reflects information in filings with the SEC by Michael E. Henry, his sister Vicki Jo Henry and JHKY Partners, their family partnership. Michael E. Henry separately may be deemed to beneficially own 6,959,865 shares, including 213,347 shares held in the Michael E. Henry Annuity Trust, 2,218 shares allocated to his Retirement Plan account, 400,000 shares currently acquirable by exercise of outstanding stock options, 3,190,200 shares held by JKHY Partners, 2,554,100 shares held in a living trust and 600,000 shares held by the Henry Family Limited Partnership, both established by his mother, Eddina F. Mackey. Michael
      E. Henry may be deemed to share beneficial ownership in the shares held by JKHY Partners, by the Eddina F. Mackey Trust and by the Henry Family Limited Partnership because he has been granted proxies to vote such shares. Vicki Jo Henry does not beneficially own any shares of common stock in her individual capacity and her business address is 6851 South Holly Circle, Suite 270, Englewood, Colorado, 80112. The business address of Michael E. Henry and JKHY Partners is reflected in the table.

  (4) According to a Schedule 13G filed February 2, 2006, Kayne Anderson Rudnick Investment Management, LLC has sole voting and dispositive power with respect to these shares.

  (5) Includes 193,866 shares beneficially owned by his wife.

  (6) Includes 130,000 shares that are currently acquirable by exercise of outstanding stock options and 33,575 shares held in the Retirement Plan for Mr. Wormington's account.

  (7) Includes 190,000 shares that are currently acquirable by exercise of outstanding stock options.

  (8) Includes 350,000 shares that are currently acquirable by exercise of outstanding stock options and 14,996 shares held in the Retirement Plan for Mr. Prim's account.

  (9) Includes 190,000 shares that are currently acquirable by exercise of outstanding stock options and 7,408 shares held in the Retirement Plan for Mr. Williams' account.

 (10) Includes 13,334 shares that are currently acquirable by exercise of outstanding stock options, 53,758 shares beneficially owned by his minor children and 7,996 shares held in trust for a family member for which Mr. Curry serves as trustee.

 (11) Includes 50,000 shares that are currently acquirable by exercise of outstanding stock options and 2,798 shares held in the Retirement Plan for Mr. Forbis' account.

 (12) Includes 28,125 shares that are currently acquirable by exercise of outstanding stock options.

 (13) Includes   1,351,459   shares  that  are  currently  acquirable   under
      outstanding stock options, and 60,995 shares held in the Retirement Plan for the accounts of the executive officers.

                                  PROPOSAL 1
                            ELECTION OF DIRECTORS

 Procedure

 At the meeting, the stockholders will elect seven (7) directors to hold office for one-year terms ending at the 2007 Annual Meeting of Stockholders or until their successors are elected and qualified. The Board of Directors has nominated the Company's seven (7) current directors for reelection at the Annual Meeting.

 The stockholders are entitled to one vote per share on each matter submitted to vote at any meeting of the Stockholders. Unless contrary instructions are given, the persons named in the enclosed Proxy or their substitutes will vote "FOR" the election of the nominees named below.

 Each of the nominees has consented to serve as director. However, if any nominee at the time of election is unable to serve or is otherwise unavailable for election, and as a result other nominees are designated by the Board of Directors, the persons named in the enclosed Proxy or their substitutes intend to vote for the election of such designated nominees.

 Nominees For Election

 The directors and nominees for election as directors of the Company, as well as certain information about them, are as follows:

 Name                 Position with Company                   Director Since
 ----                 ---------------------                   --------------
 Michael E. Henry     Chairman and Director                        1986

 John W. Henry        Vice Chairman, Senior Vice                   1977
                      President and Director

 Jerry D. Hall        Executive Vice President and                 1977
                      Director

 James J. Ellis       Director                                     1985

 Joseph J. Maliekel   Director                                     2002

 Craig R. Curry       Director                                     2004

 Wesley A. Brown      Director                                     2005


 The following information relating to the Company's directors and nominees for director, all of whom are United States citizens, is with respect to their principal occupations and positions during the past five years:

 Michael E. Henry, age 45, Chairman of the Board and Director. Mr. Henry, the son of John W. Henry and a director of the Company since 1986, has served as Chairman of the Board since 1994 and Chief Executive Officer from 1994 to June 2004. He previously served as Vice Chairman and Senior Vice President from 1993 to 1994. He served as Manager of Research and Development from 1983 to 1993. He joined the Company in 1979.

 John W. Henry, age 71, Vice Chairman, Senior Vice President and Director. Mr. Henry, a co-founder and principal stockholder of the Company, has served as Vice Chairman since 1994. He previously served as Chairman of the Board from 1977 through 1994. He also has been a director since the Company's incorporation in 1977. He previously served as Chief Executive Officer from 1977 through 1988 and as President until 1989.

 Jerry D. Hall, age 63, Executive Vice President and Director. Mr. Hall, a co-founder and principal stockholder of the Company, has served as Executive Vice President since 1994. He previously served as Chief Executive Officer from 1990 through 1994. He also has been a director since the Company's incorporation in 1977. He previously served as President from 1989 through 1993 and as Vice President-Operations from 1977 through 1988.

 James J. Ellis, age 72, Director. Mr. Ellis, a director of the Company since 1985, has been Managing Partner of Ellis/Rosier Financial Services since 1992. Mr. Ellis served as general manager of MONY Financial Services, Dallas, Texas, from 1979 until his retirement in 1992. Mr. Ellis also serves as a director of Merit Medical Systems, Inc.

 Joseph J. Maliekel, age 45, Director. Mr. Maliekel became a director of the Company in December 2002. He is currently employed as a partner in the public accounting firm BDO Seidman, LLP. From 1999 through August 2006, Mr. Maliekel was employed in various accounting and audit positions with the Monsanto Company, most recently as Director of External Reporting. Prior to joining Monsanto, Mr. Maliekel was a Senior Manager with Deloitte & Touche LLP, where he was employed from 1986 to 1999. Mr. Maliekel is a Certified Public Accountant.

 Craig R. Curry, age 45, Director. Mr. Curry, a director of the Company since March 2004, is Chairman and CEO of Central Bank, Lebanon, Missouri, with which he has been affiliated since 1983.

 Wesley A. Brown, age 52, Director. Mr. Brown, a director of the Company since his appointment in August 2005, is Managing Director and President of St. Charles Capital, LLC in Denver, Colorado. Prior to founding St. Charles Capital, Mr. Brown served as Managing Director of McDonald Investments, Inc. (2001-2004) and as Executive Vice President of the Wallach Company, Inc. (1991-2000).


                             CORPORATE GOVERNANCE

 The Company and its businesses are managed under the direction of the Board of Directors. The Board generally meets a minimum of four times during the year, but has complete access to management throughout the year.

 Corporate Governance Guidelines

 The Board of Directors has adopted Corporate Governance Guidelines which address the following subjects:

      - The majority of the Board should be independent under relevant Nasdaq standards
      - Independent directors should not be compensated by the Company other than in the form of Director's fees (including director's compensatory stock options)
      - Membership on the Audit, Compensation and Governance Committees should be limited to independent directors
      - The Board should conduct an annual self-evaluation to determine whether it and its committees are functioning properly
      - Non-management directors may meet in executive session from time to time without members of management
      - The Chief Executive Officer shall provide an annual report to the Board on succession planning
      - The Governance Committee is responsible for determining skills and characteristics of Board candidates, and should consider factors such as independence, experience, strength of character, judgment, technical skills, diversity and age
      - The Board and its committees shall have the right at any time to retain independent counsel
      - Board members should not sit on more than 3 other boards
      - Board members are expected to attend all Annual Meetings of the Stockholders
      - Stockholders may communicate with the Board by submitting written comments to the Secretary for the Company, who will screen out inappropriate communications and forward same to the directors

 Nomination Policy

 The Board of Directors has also adopted a Nomination Policy with respect to the consideration of director candidates recommended by stockholders. A candidate submission from a stockholder will be considered at any time if the following information is submitted to the Secretary of the Company:

      - The recommending stockholder's name and address, together with the number of shares, length of period held and proof of ownership
      - Name, age and address of candidate
      - Detailed resume of candidate, including education, occupation, employment and commitments
      - Description of arrangements or understandings between the recommending stockholder and the candidate
      - Statement describing the candidate's reasons for seeking election to the Board and documenting candidate's satisfaction of qualifications described in the Corporate Governance Guidelines
      - A signed statement from the candidate, confirming willingness to serve
      - If the recommending stockholder has been a beneficial holder of more than 5% of the Company's stock for more than a year, then it must consent to additional public disclosures by the Company with regard to the nomination

 The Secretary  of the  Company will  promptly forward  complying  nomination submissions to the Chairman of the Governance Committee. The Governance Committee may consider nominees submitted from a variety of sources including but not limited to stockholder nominations. If a vacancy arises or the Board decides to expand its membership, the Committee will evaluate potential candidates from all sources and will rank them by order of preference if more than one is identified as properly qualified. A recommendation will be made to the Board by the Governance Committee based upon qualifications, interviews, background checks and the Company's needs.


 Code of Conduct

 The members of the Board of Directors, as well as the executive officers and all other employees, are subject to and responsible for compliance with the Jack Henry Code of Conduct. The Code of Conduct contains policies and practices for the ethical and lawful conduct of our business, as well as procedures for confidential investigation of complaints and discipline of wrongdoers.


 Governance Materials Available

 The Company has posted its significant corporate governance documents on its website at www.jackhenry.com/ir.corpinfo/. There you will find copies of the current Corporate Governance Guidelines, the Jack Henry Code of Conduct, the Compensation Committee Charter, the Governance Committee Charter (with attached Nomination Policy) and Audit Committee Charter, as well as the Company's Certificate of Incorporation and By-Laws. Other investor relations materials are also posted at www.jackhenry.com/ir, including SEC reports, financial statements and news releases.


 The Board of Directors And Its Committees

 The Board of Directors held four meetings during the last fiscal year. The Board has determined that four of its seven members, Messrs. Ellis, Maliekel, Curry, and Brown are independent directors under applicable Nasdaq standards. The Board maintains an Audit Committee of which Messrs. Ellis, Maliekel, Brown and Curry are members. The Board has determined that Joseph Maliekel is an audit committee financial expert and that he is independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934. The Board also maintains a Compensation Committee and a Governance Committee with Messrs. Ellis, Maliekel and Curry as members of each committee. All members of the Audit, Compensation and Governance Committees are independent directors. Each director attended at least 75% of all meetings of the Board of Directors and all committees on which they served. The independent directors met in one Executive Session without management present during the last fiscal year.

 The Compensation Committee establishes and reviews the compensation and benefits of the Executive Officers, evaluates the performance of senior executive officers, considers incentive compensation plans for our employees and carries out duties assigned to the Committee under our equity compensation plans and employee stock purchase plan. The Compensation Committee operates under a written charter adopted by the Board.

 The Governance Committee identifies, evaluates and recruits qualified individuals to stand for election to the Board of Directors, recommends corporate governance policy changes and evaluates Board performance. The Governance Committee also operates under a charter adopted by the Board. The Governance Committee will consider nominees recommended by stockholders, provided such recommendations are made in accordance with the procedures set forth in the "Governance Committee Nomination Policy" attached to its charter, discussed in greater detail in "Corporate Governance," above.

 The Audit Committee selects and retains the independent registered public accounting firm, reviews the scope and results of the audit with the independent registered public accounting firm and management, reviews critical accounting policies and practices, reviews and evaluates our audit and control functions, reviews and pre-approves retention of the independent registered public accounting firm for any audit, audit related and non-audit services, reviews and approves all material related party transactions, and regularly reviews regulatory compliance matters, including our outsourcing services and business recovery operations. The Audit Committee operates under a written Audit Committee Charter.

 The Audit Committee met eight times, the Compensation Committee met once and the Governance Committee met once during the last fiscal year.


 Directors Compensation

 The directors who are employed by the Company do not receive any separate compensation for service on the Board of Directors. Each non-employee director receives annual compensation of $25,000 per year plus $2,500 for attending each Board of Directors meeting. Audit Committee members receive $1,500 for each in-person Audit Committee meeting and $1,000 for each telephone Audit Committee meeting attended. Governance and Compensation Committee members receive $600 for each in-person Committee meeting attended. To compensate for additional time spent on Committee maters, the chairmen of the Audit, Compensation and Governance Committees receive a premium of 50% of the standard attendance fee for each Committee meeting that they chair. Each non-employee director is also reimbursed for out-of-pocket expenses incurred in attending all Board and committee meetings.

 Under the 2005 Non-Qualified Stock Option Plan each non-employee director is compensated by the annual grant of non-statutory stock options to purchase 10,000 shares of Common Stock, subject to an overall grant limitation under the plan of 100,000 shares to each individual director.


                            AUDIT COMMITTEE REPORT

 The Audit Committee of the Company's Board of Directors is currently composed of four independent directors. The Board has determined that Audit Committee member Joseph J. Maliekel is a financial expert under relevant SEC standards because of his extensive accounting and auditing experience. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rules of the National Association of Securities Dealers, Inc. (the "NASD") that govern audit committee composition, including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200(a)(15).

 The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy statement as Exhibit A. The Charter requires the Audit Committee to oversee and retain the independent registered public accounting firm, pre-approve the services and fees of the independent registered public accounting firm, regularly consider critical accounting policies of the Company, review and approve material related party transactions, receive reports from the Company's Compliance Officer, and establish procedures for receipt and handling of complaints and anonymous submissions regarding accounting or auditing matters. The charter also contains the commitment of the Board of Directors to provide funding and support for the operation of the Audit Committee, including funding for independent counsel for the Committee if the need arises.

 The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. Management has the primary duty for the financial statements and the reporting process, including the systems of internal controls. The independent registered public accounting firm is responsible for auditing the Company's financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.

 In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company's audited financial statements. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 relating to communication with audit committees. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by Independence Standards Board Standard No. 1 relating to independence discussions with audit committees, has discussed with the independent registered public accounting firm their independence from the Company and its management, and has considered whether the independent registered public accounting firm's provision of non-audit services to the Company is compatible with maintaining the firm's independence.

 The Audit Committee discussed with the Company's independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. These meetings without management present are held at least once each year, and were held twice in the fiscal year just ended.

 In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Company's audited financial statements be included in the Company's 2006 Annual Report to Shareholders and Annual Report on Form 10-K for the year ended June 30, 2006 for filing with the Securities and Exchange Commission.

       James J. Ellis, Joseph J. Maliekel, Craig R. Curry and Wesley A. Brown
                                 Members of the Audit Committee

                 EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

 The executive officers and significant employees of the Company, as well as certain biographical information about them, are as follows:


                                                           Officer/Significant
            Name              Position with Company           Employee Since
 -------------------------    -------------------------       --------------
 Michael E. Henry             Chairman of the Board               1983

 John F. Prim                 Chief Executive Officer             2001

 Tony L. Wormington           President                           1998

 John W. Henry                Vice Chairman and Senior            1977
                              Vice President

 Jerry D. Hall                Executive Vice President            1977

 Kevin D. Williams            Chief Financial Officer             2001
                              and Treasurer

 Mark S. Forbis               Vice President                      2006


 The following information is provided regarding the executive officers and significant employees not already described herein, all of whom are United States citizens:

 John F. Prim, age 51, Chief Executive Officer. Mr. Prim has served as Chief Executive Officer since July 1, 2004. He served as President from January 2003 to July 2004 and as Chief Operating Officer from July 2001 to January 2003. Mr. Prim joined the Company in 1995 as part of the acquisition of the Liberty division of Broadway & Seymour, Inc. He previously served as General Manager of the E-Services Division from July 2000 to June 2001 and as General Manager of the OutLink Services Division from 1995 to 2000.

 Tony L. Wormington, age 44, President. Mr. Wormington has served as President since July 1, 2004. He previously served as Chief Operating Officer from January 2003 to June 2004 and as a Vice President from 1998 to 2002. Mr. Wormington joined the Company in 1980 and served as Research and Development Manager from 1993 to December 2002.

 Kevin D. Williams, age 47, Chief Financial Officer and Treasurer. In January 2001, Mr. Williams was appointed by the Board of Directors to serve as Chief Financial Officer and Treasurer of the Company. He previously served as Controller of the Company since joining the Company in 1998.

 Mark S. Forbis, age 43, Vice President and Chief Technology Officer. Mr. Forbis has served as Chief Technology Officer since May 5, 2006 and as General Manager of Technology Services since December of 2002. Mr. Forbis joined the Company in 1988 and has served in a number of positions, including Manager of Imaging from 1994 to his appointment as a General Manager in 2002.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 Director Craig R. Curry is Chairman and CEO of Central Bank, Lebanon, Missouri. Mr. Curry and his family own a substantial portion of the equity interests in Central Bank. Central Bank is a customer of the Company and during the year ended June 30, 2006, it paid $235,166.98 to the Company for software licenses and software maintenance services.


           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

 The Company is required to identify any director, officer or greater than ten percent beneficial owner who failed to timely file with the Securities and Exchange Commission a report required under Section 16(a) of the Securities Exchange Act of 1934 relating to ownership and changes in ownership of the Company's common stock. The required reports consist of initial statements on Form 3, statements of changes on Form 4 and annual statements on Form 5.

 To the Company's knowledge, based solely on its review of the copies of such forms received by it, the Company believes that during the fiscal year ended June 30, 2006, all required Section 16(a) filings were filed timely except for one Form 4 reporting a single transaction that was filed late for Director James J. Ellis due to a clerical error.


                            EXECUTIVE COMPENSATION

 The following table sets forth certain information with regard to the compensation paid to the Chief Executive Officer, the Company's other four most highly compensated current executive officers and one retired executive officer for the three years ended June 30, 2006.

 Summary Compensation Table

                                       Annual Compensation      Long-Term Compensation
                                   ---------------------------  ----------------------
                                                                   Shares   Restricted
                                                                 Underlying   Stock     All Other
                                                                   Options    Awards  Compensation
 Name and Principal Position       Year     Salary    Bonus (1)      (2)       (3)         (4)
 ---------------------------       ----    --------   --------     -------    ------  ------------
 John F. Prim                      2006   $ 450,000  $     800           -         -     $   5,000
   Chief Executive Officer         2005     450,000        800           -         -         5,000
                                   2004     340,000        800           -         -         5,000

 Tony L. Wormington                2006     400,000        800           -         -         5,000
   President                       2005     400,000        800           -         -         5,000
                                   2004     291,667        800           -         -         5,000

 Kevin D. Williams                 2006     350,000        800           -         -         5,000
   Treasurer and                   2005     350,000        800           -         -         5,000
   Chief Financial Officer         2004     203,333        800           -         -         5,000

 Mark S. Forbis                    2006     200,000        800           -         -         5,000
   Vice President and              2005     163,750        800           -         -         5,000
   Chief Technology Officer        2004     149,167        800           -         -         5,000

 Marguerite P. Butterworth (5)     2006     146,000     50,800           -         -         5,000
   Vice President                  2005     139,333        800           -         -         5,000
                                   2004     131,167        800           -         -         5,000

 Jerry D. Hall                     2006     102,400        800           -         -         5,000
   Executive Vice President        2005     102,400        800           -         -         4,733
                                   2004     102,400        800           -         -         5,000


  (1) Reflects Holiday Bonus of $800 paid to all full-time employees of the Company in each of the three most recent fiscal years. In regards to Messrs. Prim, Wormington, Williams, and Mrs. Butterworth, these Holiday
      Bonuses were erroneously not reported in fiscal year 2005, and were reported as part of salary in 2004. As to Mr. Hall, the Holiday Bonus was previously reported as part of salary in both fiscal years 2005 and 2004.

  (2) Options were not granted to any of the executive officers during the 2004, 2005, and 2006 fiscal years.

  (3) The  Company's  2005  Restricted  Stock  Plan   was   approved  by  the
      stockholders  at  the  Annual  Meeting  held  on  November 1, 2005.  No awards of restricted stock were made  to any of the executive  officers during the fiscal year ended June 30, 2006.

  (4) Corporate 401(k) matching contribution for each executive officer in each period. These amounts have been reported as bonus in prior years.

  (5) Ms. Butterworth retired on June 30, 2006.  2006 Bonus includes  $50,000 retirement bonus.

 Following is information with respect to stock options granted to and exercised by the executive officers named in the Summary Compensation Table during the fiscal year ended June 30, 2006, together with the number of options outstanding as of such date. Data, as appropriate, has been adjusted for stock splits.


 Option Grants In Fiscal 2006

 The Company did not grant options to any of the executive officers named in the Summary Compensation Table during the fiscal year ended June 30, 2006.



 Aggregated Option Exercises In Fiscal 2006 And June 30, 2006 Option Values

                                                   Number of Shares                Value of
                       Shares                   Underlying Unexercised     Unexercised In-the-Money
                     Acquired On   Value          Options at 6/30/06          Options at 6/30/06
 Name                 Exercise   Realized     Exercisable  Unexercisable  Exercisable  Unexercisable
 ------------------   --------   --------     -----------  -------------  -----------  -------------
 John F. Prim          35,000   $ 534,469        350,000               -   $1,029,406              -

 Tony L. Wormington    60,000     991,268        130,000               -    1,097,550              -

 Kevin D. Williams          -           -        190,000               -    1,902,775              -

 Mark S. Forbis         5,000      87,354         50,000               -      199,600              -

 Marguerite P.
 Butterworth           50,000     341,712              -               -            -              -

 Jerry D. Hall              -           -              -               -            -              -


 Agreements With Executive Officers

 The Company has no employment contracts with any of its executive officers.

 In August of 2005, the Company entered into Termination Benefits Agreements with each of Messrs. Prim, Wormington and Williams, and one other non-executive officer of the Company. Under each of these Agreements, the executive will receive two times his base salary if terminated within the first 12 months after a change in control or one time his base salary if terminated during the second 12 month period following a change in control. Change in control is defined as an acquisition of 35% or more of the stock of the Company, termination of service of a majority of the members of the Board of Directors during any two year period for reasons other than death, disability or retirement, approval by the shareholders of liquidation of the Company or sale of 50% or more of its assets, or approval by the shareholders of a merger or consolidation if the Company shareholders own less than 50% of the combined voting power of the resulting corporation. The termination benefits will be paid upon any termination of the executive during the two years following any change in control unless the termination occurs by reason of the executive's death, disability, retirement, or if the termination is for cause. The Termination Benefits Agreements have terms of two years, will automatically renew thereafter for two year terms unless terminated by the Board of Directors, and the Agreements may not be terminated following any change in control.


                     EQUITY COMPENSATION PLAN INFORMATION

 The following table sets forth information as of June 30, 2006 with respect to the Company's equity compensation plans under which our Common Stock is authorized for issuance:

                                                            Number of securities
                                                           remaining available
                                                           for future issuance
                                                               under equity
                           Number of         Weighted-         compensation
                        securities to         average        plans (excluding
                        be issued upon     exercise price      securities in
                          exercise of      of outstanding    the first column
                      outstanding options     options         of this table)
                      -------------------  -------------- --------------------

 Equity Compensation
 Plans approved by
 security holders:

 1995 Non-Qualified           664,167           $15.79                   0
 Stock Option Plan
 (Non-employee
 Directors)

 1996 Stock Option          7,016,226           $15.29           2,578,749
 Plan (Employees)

 2005 Restricted                    0            $0.00           3,000,000
 Stock Plan

 2005 Non-Qualified                 0            $0.00             700,000
 Stock Option Plan
 (Non-employee Directors)

 Equity Compensation           20,000           $16.88                   0
 Plan not approved
 by security holders
 (individual option
 contract)


                        COMPENSATION COMMITTEE REPORT

 The Company's executive officer compensation program is administered and reviewed by the Compensation Committee. The Compensation Committee consists of three independent, non-employee directors of the Company. There was no insider participation on the Compensation Committee.


 Compensation Philosophy

 The objectives of our executive officer compensation program are to:

        *  Focus executives on achieving consistent earnings growth;

        *  Encourage continuation of JHA's entrepreneurial spirit;

        *  Attract and retain highly qualified and motivated executives; and

        *  Encourage esprit de corps and reward outstanding performance.

 In meeting the foregoing objectives, the Compensation Committee strives for the interests of management and stockholders to be the same - the maximization of stockholder value. The components of the executive compensation program which are employed by the Committee to meet these goals include base salary, bonuses, equity compensation and termination benefits agreements.


 Salary

 Salaries are established annually by the Compensation Committee at levels to compensate for the position held and contributions made by each executive. Recommendations regarding increases in salary are based upon subjective evaluations of each individual's performance and contribution.


 Bonus

 The Compensation Committee has recommended and the Board has adopted a bonus plan for our senior executives. Under the 2007 Executive Bonus Plan, the Chief Executive Officer, President and Chief Financial Officer will be eligible for annual cash bonuses of up to 45% of their base salaries if the Company achieves specific growth in earnings per share during the fiscal year ending June 30, 2007. Under the plan, bonuses will be paid to an executive officer following the end of the current fiscal year (July 1, 2006 - June 30, 2007) if earnings per share growth targets are achieved by the Company. No bonus is payable to any officer under the plan unless earnings per share growth of at least 14% is achieved. At earnings per share growth of 14%, a bonus of 7.5% of base salary will be payable. If earnings per share increase by 15%, then a bonus of 20% of base salary will be payable. Increases in earnings per share above 15% will be rewarded with additional bonus, up to a maximum of 45% of base salary if earnings per share increase 20% or more.


 Equity Compensation

 For many years, the Company used longer term employee incentives in the form of stock options. Each of the executive officers continues to hold options granted in prior years. Because of recent changes in the accounting treatment of stock options, however, we have determined that future equity incentives will be in the form of restricted stock. In 2005, the Board proposed and the stockholders adopted our Restricted Stock Plan, which is intended to be the primary structure for future equity incentive awards to the executive officers and all other employees of the Company and its subsidiaries. We believe that equity awards help focus executive and employee attention on managing the Company from the perspective of an owner with an equity stake in the business. The Compensation Committee has the discretion to grant restricted stock under the Plan to the executive officers and to determine the terms of the restrictions on granted shares. No shares were granted under the Restricted Stock Plan during the fiscal year ending June 30, 2006.


 Termination Benefits Agreements

 In 2005, the Board authorized the Company to enter into Termination Benefits Agreements with certain executives. Recognizing that any future threatened or actual change in control such as an acquisition or merger could cause disruption and harm to the Company in the event of resulting loss of key executives, the Termination Benefits Agreements are intended to provide an incentive to retain the specified executives through the resolution of a threat or through a change in control. Under the agreements, each of these executives will receive two times his base salary if terminated within the first 12 months after a change in control or one time his base salary if terminated during the second 12 month period following a change in control. Each of the Termination Benefits Agreements has a term of two years, will automatically renew thereafter for successive two year terms unless terminated by the Board of Directors, and may not be terminated following any change in control. The Agreements specify that they do not confer on the executives any right to continued employment and shall not interfere with the right of the Company to terminate the executives at any time.


 Summary

 In employing the foregoing elements of compensation, the Compensation Committee considers the experience, prior compensation levels, personal performance, number and value of previously granted options, and other subjective factors relating to each individual in combination with objective Company and individual objectives. We seek to optimize the balance between base salary, short-term and long-term incentives.


 Mr. Prim's Compensation

 The base annual salary of Chief Executive Officer Jack Prim was increased to $468,000 in August of 2006 from the previous base of $450,000 set in July of 2004. Mr. Prim's compensation for fiscal year 2007 is based upon available comparative information, subjective evaluation of his performance, comparison with other management personnel and Company-wide standards. Specific performance goals were not used in setting his base salary. Because the corporate net income growth goal of 20% was not achieved during fiscal year 2006, no bonus was granted to Mr. Prim under the 2006 Executive Bonus Plan. No discretionary bonus, stock options or other equity awards were granted to Mr. Prim during our 2006 fiscal year. The Company entered into a Termination Benefits Agreement with Mr. Prim effective August 30, 2005.

 The Compensation Committee, with the approval of the Board of Directors, has established a bonus plan for Mr. Prim for the current fiscal year under the Company's 2007 Executive Bonus Plan. Under this plan, Mr. Prim is eligible to receive a cash bonus of a percentage of his base salary if the Company achieves growth targets for earnings per share for the fiscal year ending June 30, 2007. No bonus is payable unless the Company achieves growth in earnings per share of at least 14% for the year. The bonus increases from 7.5% of base salary at 14% earnings per share growth to 45% of base salary if earnings per share grow by 20% or more.


 Limits on Deductibility

 The Compensation Committee notes that there is a $1,000,000 cap on the income tax deduction which may be taken with respect to any individual officer's compensation. While current cash compensation paid to our executive officers is substantially less than the cap, the ultimate value of outstanding stock options is not now known, and thus the cap may be important in some future year. The cap has been considered by the Committee and we intend to take the steps necessary to conform the Company's compensation structure to comply with the cap if the issue arises in a future period.

                        James J. Ellis, Joseph J. Maliekel and Craig R. Curry
                                 Members of the Compensation Committee

                             COMPANY PERFORMANCE

 The following graph presents a comparison for the five-year period ended June 30, 2006, of the market performance of the Company's common stock with the S & P 500 Index and an index of peer companies selected by the Company:

 The following information depicts a line graph with the following values:


                        JKHY      Peer Group    S&P 500

              2001     100.00       100.00       100.00
              2002      54.13       108.90        82.01
              2003      58.32       109.10        82.22
              2004      66.41       123.92        97.93
              2005      61.04       127.39       104.12
              2006      66.20       142.91       113.11

 This comparison assumes $100 was invested on July 1, 2001, and assumes reinvestments of dividends. Total returns are calculated according to market capitalization of peer group members at the beginning of each period. Peer companies selected are in the business of providing specialized computer software, hardware and related services to financial institutions and other businesses. Companies in the peer group are Bisys Group, Cerner Corp., Computer Science, Efunds Corp., Euronet Worldwide Inc., Fair Isaac Corp., Fidelity National Financial, First Data Corp., Fiserv Inc., John H. Harland Company, Marshall & Ilsley Corp., National Datacomputer Com, Open Solutions Inc. and SEI Investments Company.


                                  PROPOSAL 2
         APPROVAL OF THE COMPANY'S 2006 EMPLOYEE STOCK PURCHASE PLAN

 Subject to the approval of the Company's stockholders at the Annual Meeting, the Board, on the recommendation of the Compensation Committee, has adopted the Jack Henry & Associates, Inc. 2006 Employee Stock Purchase Plan (the "Plan"). The Company's existing employee stock purchase plan became effective on January 1, 1996 and will terminate upon approval of the Plan. The Plan is intended to qualify as an "employee stock purchase plan" under
 Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").


 Summary of the Plan

 The following summary of the Plan is qualified in its entirety by reference to the complete text thereof, which is attached to this proxy statement as Exhibit B.

 The purpose of the Plan is to provide employees of the Company with an opportunity to purchase shares of the Company's Common Stock, thereby linking the interests of employees and stockholders. One million shares of the Common Stock are authorized for purchase under the Plan. If the number of issued shares of the Common Stock increases or decreases due to a stock split, reverse stock split, stock dividend, combination, reclassification or any other increase or decrease in the number of shares of the Common Stock without receipt of consideration by the Company, the number of shares available for purchase under the Plan, and the price for any shares subject to outstanding options, shall be proportionately adjusted.


 Administration

 The Plan is administered by the Board of Directors or a committee appointed by the Board which consists of members of the Board. The Board or the committee has full and exclusive discretionary authority to interpret the provisions of the Plan, determine eligibility and adjudicate disputed claims under the Plan.


 Eligibility

 Employees of the Company, including employees of the Company's wholly-owned subsidiaries and other subsidiaries as designated by the Board (other than stockholders who, immediately after the grant of any option under the Plan, would own or have the right to acquire 5% or more of the Company's common stock), are eligible to participate under the Plan if (i) their customary employment with the Company is at least twenty hours per week and more than five months in any calendar year, and (ii) they have been employed by the Company for at least one year. Employees' eligibility is determined on the enrollment date for each offering period. The enrollment date is the first day of the applicable offering period. As of September 1, 2006, approximately 2,875 employees were eligible to participate in the Plan. Eligible employees participate in the Plan by filing a subscription agreement with the Company at least 10 days prior to an enrollment date authorizing payroll deductions that accumulate during the offering period to purchase shares of the Company's common stock at a discount.


 Offering Periods

 Offering periods begin on the first trading day which is on or after the 16th day of each calendar month, and end on the last trading day which is on or before the 15th day of the following calendar month. A trading day is a day on which national stock exchanges and the Nasdaq system are open for trading. The Board of Directors can change the duration of offering periods for future offerings at least 15 days prior to the scheduled beginning of the first offering period to be affected.


 Payroll Deductions

 Payroll deductions for participants begin on the first payday following the enrollment day. Participants select payroll deduction rates in whole dollar amounts or whole percentage of compensation, not less than $10 per pay period, and not greater than 10% of total W-2 compensation during the pay period. The payroll deduction rate elected by a participant is irrevocable during the offering period, and remains in effect until changed or terminated by the participant. Participants may increase, decrease or discontinue their payroll deductions for subsequent offering periods by filing a change or withdrawal form with the Company at least 10 business days prior to an enrollment date.


 Purchase Price and Amount of Stock Purchased

 When a participant enrolls in the Plan, the participant receives an option to purchase shares of the Common Stock on the last trading day of the offering period at 95% of the fair market value of the shares on that day. The number of shares a participant will be able to purchase will generally be equal to the payroll deductions during the offering period divided by the purchase price per share and will include fractional shares (to the fourth decimal place). The Plan limits each participant's share purchases in order to stay within the Code's $25,000 per year purchase limitation (based on the fair market value of the shares on the first day of the offering period). The fair market value of the common stock for a given date is equal to the closing sales price (or, if no sales were reported, the closing bid) for the immediately preceding trading day on The Nasdaq Stock Market, as reported in The Wall Street Journal or such other source as the Board deems reliable.


 Withdrawal

 A participant may terminate participation in the Plan as of the first day of any offering period by filing a change or withdrawal form with the Company. The participant's payroll deductions will continue through the end of the offering period in which the form is filed, and those amounts will be applied to the purchase of shares of the Common Stock in accordance with the terms of the Plan. As soon as administratively practicable thereafter, the participant will receive a stock certificate for the number of whole shares, and a cash payment equal to the fair market value of any fractional share, credited to the participant under the Plan.


 Termination of Employment

 In the event of a participant's termination of employment for any reason, including death, payroll deductions will be taken from the participant's final paycheck and applied to the purchase of shares of the Common Stock in accordance with the terms of the Plan. As soon as administratively practicable thereafter, the participant (or, in the event of the participant's death, the participant's beneficiary) will receive a stock certificate for the number of whole shares, and a cash payment equal to the fair market value of any fractional share, credited to the participant under the Plan.


 Plan Amendments

 The Board of Directors may amend or terminate the Plan at any time. However, amendments to the Plan to increase the number of shares available for purchase require stockholder approval. Generally no changes affecting existing purchase rights may be made without the consent of the affected participants. However, the Board may amend the Plan in the event that the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences.


 Certain Federal Income Tax Consequences

 Certain federal income tax rules applicable to the Plan under the Code are summarized below. This summary does not discuss any local, state or foreign tax laws that may be applicable to any participant.

 The amount which a participant contributes to the Plan through payroll deduction is not deductible by the participant. A participant does not recognize income at the time an option to purchase shares of stock is granted or exercised under the Plan. However, a participant may recognize income upon disposition of those shares.

 If a participant disposes of any shares of stock acquired under the Plan in a disqualifying disposition, in the taxable year of the disposition the participant will recognize ordinary income equal to the excess of (1) the fair market value of the shares on the date of purchase (which is the last trading day during the offering period in which the shares are purchased), over (2) the purchase price paid by the participant for those shares. Any difference between the fair market value on the date of purchase and the proceeds from a sale of the shares will be treated as long-term or short-term capital gain or loss, as applicable, depending on how long the participant holds the shares after the date of purchase. A disqualifying disposition is any sale or other disposition of a share of stock within two years after the date of grant (which is the first trading day during the offering period in which the option to purchase the share is granted). In the taxable year of a disqualifying disposition, the Company may take a deduction equal to the amount of ordinary income recognized by the participant.

 If a participant disposes of any shares acquired under the Plan more than two years after the date of purchase, or upon the participant's death at any time while owning the shares, in the taxable year of the disposition or death the participant will recognize ordinary income equal to the lesser of
 (1) the excess of the fair market value of the shares on the date of disposition or death over the purchase price paid by the participant for those shares, or (2) 5% of the fair market value of the shares on the date of grant. Any additional gain recognized upon disposition of the shares in excess of the amount treated as ordinary income will be treated as long-term capital gain. If the purchase price paid by the participant for the shares exceeds the proceeds from their sale, the participant will not recognize any ordinary income, and the amount by which the purchase price exceeds the sale proceeds will be treated as a long-term capital loss.


 New Plan Benefits

 It is not possible to determine at this time the extent to which, if at all, the executive officers named in the Summary Compensation Table will elect to participate in the Plan.


 Vote Required

 Under Delaware law, the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or represented by proxy and entitled to vote at the annual meeting, a quorum being present, is necessary for the approval of the adoption of the Plan. The aggregate number of shares for which a vote "FOR," "AGAINST" or "ABSTAIN" is made is counted for the purpose of determining the minimum number of affirmative votes required for approval, and the total number of votes cast "FOR" approval is counted for the purpose of determining whether sufficient votes are received. An abstention from voting on a matter by a stockholder present in person or represented by proxy and entitled to vote has the same legal effect as a vote "AGAINST" the matter.

 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE JACK HENRY & ASSOCIATES, INC. 2006 EMPLOYEE STOCK PURCHASE PLAN. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE APPROVAL OF THE ADOPTION OF THE PLAN UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXY A VOTE OF "AGAINST" OR "ABSTAIN".


                INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 Deloitte & Touche LLP served as the independent registered public accounting firm for the Company for the year ended June 30, 2006. The Audit Committee has not selected the independent registered public accounting firm for the current year, because the selection will not be made until after the Annual Meeting of Stockholders. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.


 Audit And Non-Audit Fees

 The following table presents fees for professional audit services rendered by Deloitte & Touche for the audit of the Company's annual consolidated financial statements for the fiscal years ended June 30, 2006 and 2005 and reviews of the financial statements included in the Company's Forms 10-Q for those fiscal years, the audit of the Company's assessment and effectiveness of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, and fees for other services rendered during those periods.

                                        2006              2005
                                     ---------         ---------
     Audit Fees                     $  520,972        $  305,500
     Audit-Related Fees (1)            917,867           493,692
     Tax Fees (2)                      197,389           173,134
     All Other Fees (3)                 11,286            37,000
                                     ---------         ---------
     Total Fees                     $1,647,514        $1,009,326

  (1) Audit-related fees for 2006 and 2005 included audits of two employee benefit plans, audits performed in accordance with SAS 70 and review of other SEC filings. SAS 70 reviews are conducted to evaluate the effectiveness of operational controls in various regulated business operations of the Company, including our data processing service bureaus.

  (2) Tax Fees for 2006 and 2005 included review of the Company's federal and specific state income tax returns, assistance with research and development credits taken on income tax returns, review of other tax credits and deductions and review of the Company's health care program plan documentation and related tax filings.

  (3) Other fees for 2006 and 2005 included services provided to review the Company's internal control documentation relative to Section 404 of the Sarbanes-Oxley Act of 2002.

 In making its decision to continue to retain Deloitte & Touche as the Company's independent registered public accounting firm for the next fiscal year, the Audit Committee will consider the above information to ensure that the provision of non-audit services will not negatively impact the maintenance of the firm's independence.

 The Audit Committee has in its Charter expressed its policy governing the engagement of the Company's independent registered public accounting firm for audit and non-audit services. Under the terms of the Charter, the Audit Committee is required to pre-approve all audit, audit related and non-audit services performed by the Company's independent registered public accounting firm. All non-audit services for 2006 were pre-approved by the Audit Committee.

 At the beginning of each fiscal year, the Audit Committee reviews with management and the independent registered public accounting firm the types of services that are likely to be required throughout the year. Those services are comprised of four categories: audit services, audit-related services, tax services and all other permissible services. The independent registered public accounting firm provides documentation for each proposed specific service to be provided. At that time, the Audit Committee pre-approves a list of specific services that may be provided within each of these categories, and sets fee limits for each specific service or project. Management is then authorized to engage the independent registered public accounting firm to perform the pre-approved services as needed throughout the year, subject to providing the Audit Committee with regular updates. The Audit Committee reviews all billings submitted by the independent registered public accounting firm on a regular basis to ensure that their services do not exceed pre-defined limits. The Audit Committee or its Chairman reviews and approves in advance, on a case-by-case basis, all other projects, services and fees to be performed by or paid to the independent registered public accounting firm. The Audit Committee also approves in advance any fees for pre-approved services that exceed the pre-established limits, as described above.


                            STOCKHOLDER PROPOSALS

 Stockholders who intend to present proposals for inclusion in the proxy statement and form of proxy for the 2007 Annual Meeting of Stockholders must submit their proposals to the Company's Secretary on or before June 4, 2007. A shareholder who wishes to present a proposal at the 2007 Annual Meeting, but who does not request inclusion in the proxy statement, must submit the proposal to the Company's Secretary by August 22, 2007.


                       COST OF SOLICITATION AND PROXIES

 Proxy solicitation is being made by mail, although it may also be made by telephone, telegraph, or in person by officers, directors and employees of the Company not specifically engaged or compensated for that purpose. The Company will bear the entire cost of the Annual Meeting, including the cost of preparing, assembling, printing and mailing the Proxy Statement, the Proxy and any additional materials furnished to stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians for forwarding to the beneficial owners of shares held of record by them and, upon their request, such persons will be reimbursed for their reasonable expenses incurred in completing the mailing to such beneficial owners.


                             FINANCIAL STATEMENTS

 Consolidated financial statements of the Company are contained in the 2006 Annual Report which accompanies this Proxy Statement, and are incorporated herein by reference.


                                OTHER MATTERS

 The Board of Directors knows of no matters that are expected to be presented for consideration at the 2006 Annual Meeting which are not described herein. However, if other matters properly come before the meeting, it is intended that the persons named in the accompanying Proxy will vote thereon in accordance with their best judgment.

 By Order of the Board of Directors

 /s/ Michael E. Henry
 --------------------
 Michael E. Henry
 Chairman of the Board

 Monett, Missouri
 September 29, 2006


 A copy of the Company's Annual Report is included herewith. The Company will furnish without charge a copy of its Annual Report on Form 10-K as filed with the Securities and Exchange Commission upon written request directed to Kevin D. Williams, Chief Financial Officer, Jack Henry & Associates, Inc., 663 Highway 60, Post Office Box 807, Monett, Missouri, 65708. The Form 10-K is also available at our investor relations website, www.jackhenry.com/ir/.

 Exhibit A

                        JACK HENRY & ASSOCIATES, INC.

                             AMENDED AND RESTATED
                             --------------------
                           AUDIT COMMITTEE CHARTER
                           -----------------------
                          (Revised October 4, 2004)

 Organization

 The Board of Directors of Jack Henry & Associates, Inc. (the "Company") has established its Audit Committee. The Audit Committee shall be composed of at least three (3) members of the Board of Directors who are all independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as members of the Audit Committee. All members of the Audit Committee must also qualify as independent under all relevant rules and regulations of the Securities and Exchange Commission (the "SEC") and under all relevant NASDAQ listing standards. A member of the Audit Committee who enters into any transaction or relationship which causes such member to no longer qualify as independent must immediately notify the other members of the Committee and the Chairman of the Board and tender resignation from the Committee.

 All members of the Audit Committee must be capable of reading and understanding the Company's financial statements. In addition, at all times at least one member of the Committee shall be a "financial expert" under relevant SEC rules and regulations and NASDAQ listing standards.

 Members of the Audit Committee shall be appointed by the Board of Directors and shall serve at the pleasure of the Board of Directors. Audit Committee members shall be compensated for attendance at meetings as determined from time to time by the Board of Directors. The Audit Committee chairman shall be designated by the full Board of Directors at each annual meeting of the Board of Directors. The Disclosure Committee may delegate specific tasks to individual members of the Committee. The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for the Board of Directors.

 Statement of Policy

 The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to oversee the independent auditor, and to oversee the Company's system of financial and disclosure controls and compliance with legal and regulatory requirements.

                             Statement of Support

 The Board of Directors shall cause the Company to provide appropriate funding and support, as determined by the Audit Committee, for the operation of the Audit Committee and for payment of compensation to the independent auditors and any other advisers, accountants or independent legal counsel retained by the Audit Committee.

 The officers and employees of the Company shall, upon request, meet with the Audit Committee or any adviser to the Audit Committee.

 Responsibilities

 1. Provide an open avenue of communication between internal auditors, internal compliance staff, the independent auditors, internal financial management, the Disclosure Committee, and the Board of Directors.

 2.     Review and update the Audit Committee's charter annually.

 3. Retain a registered public accounting firm (the "independent auditors") to audit the financial statements of the Company and regulated services, approve all audit and non-audit services, determine the compensation of the independent auditors, review the qualifications and quality control procedures of the independent auditors, oversee their work, review their performance, and discharge the independent auditors. The Audit Committee shall work to resolve any disagreements between management of the Company and the independent auditors. The terms of retention of the independent auditors shall require that the accounting firm report directly to the Audit Committee.

 4. Review the experience and qualifications of the senior members of the audit staff of the independent auditors. Confirm and oversee the independence of the independent auditors as required under applicable NASDAQ Stock Market, SEC and other regulatory rules, including consideration of whether the provision of non-audit services is compatible with independence. The Audit Committee shall require that the independent auditors annually provide a formal written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, and the Audit Committee shall actively engage in a dialog with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor.

 5. Inquire of management and the independent auditors at least annually regarding significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

 6. Consider, in consultation with the internal financial management and compliance staff of the Company and the independent auditors, the audit scope and plan of the independent auditors.

 7. Review with internal financial management and the independent auditors the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

 8. Consider with management and the independent auditors the rationale for employing audit firms other than the principal independent auditors.

 9. Regularly consider and review with the independent auditors and the internal financial management:

        * The adequacy and integrity of the Company's financial reporting process (both internal and external) and the internal control structure (including disclosure controls).

        * The independent auditor's judgment as to the quality of the Company's financial reporting principles, significant reporting issues and judgments made in connection with the preparation of the financial statements.

        * Critical accounting policies and practices of the Company, and alternatives thereto.

        * The effect of alternative GAAP methods on the Company's financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

        *    Any  related significant  findings  and recommendations  of  the
             independent  auditors,  including  any  response  of   Company's
             management thereto.

 10.    Review  with  management  and  the  independent  accountant  at   the
        completion of the annual financial audit:

        X    The   Company's   annual  financial   statements   and   related
             footnotes.

        X The independent accountant's audit of the financial statements and the report thereon.

 11. Obtain from the independent auditors assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

 12. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

 13. Review filings with the SEC and other published documents containing the Company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

 14. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

 15. Review with management and the independent auditors each financial report, including the "Management's Discussion and Analysis of Financial Condition and results of Operations" and the results of the independent accountant's review of the financial statements, before it is filed with the SEC or other regulators.

 16. Review legal and regulatory matters, related accounting initiatives, and any off-balance sheet structures that may have a material impact on the financial statements, as well as related Company compliance policies, and programs, correspondence or reports received from banking or other regulators which raise material issues regarding the Company's financial statements or accounting policies. Receive reports from the Company's Compliance Officer. Review and advise the Board with respect to insider and affiliated party transactions and violations of the Company's Code of Conduct.

 17. Review selection of and changes to the Company's auditing and accounting principles and practices as suggested by the independent accountant, internal auditors or management.

 18. Recommend to the Board guidelines for the Company's hiring of employees or former employees of the independent auditors.

 19. Meet at least annually with the independent auditors and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee, including any disagreements with management,
        any  restrictions   in  the  scope   of  activities   or  access   to
        information, and any management letter provided by the independent auditors and management's response.

 20. Review and pre-approve the retention and fees of the independent auditors for any permitted non-audit services.

 21.    Review and approve all material related party transactions.

 22. Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

 23. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or other advisers to assist it in the performance of its duties or the conduct of any investigation.

 24. Meet in person or telephonically at least four times per year or more frequently as circumstances require.

 25. Approve the Company's internal regulatory compliance audit plan, obtain and review all internal regulatory audit reports and obtain and review all regulatory review reports prepared by independent auditors, including all reports prepared pursuant to Statement on Auditing Standards No. 70. The Audit Committee shall perform all of the functions and responsibilities set forth in this Charter with regard to regulatory audits, including but not limited to the retention, review and discharge of independent auditors, inquiry of and discussion with management, review of changes in practices, review of regulatory correspondence and reporting to the Board of Directors.

 26. Establish procedures for the receipt, retention and treatment of complaints received by the Committee or the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

 27. The Committee will perform such other functions as assigned by law, the Company's charter or bylaws, or the Board of Directors.

                              Limitation of Role

 While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable laws and regulations. These are the responsibilities of management and the independent auditor.

 Exhibit B


                        JACK HENRY & ASSOCIATES, INC.
                      2006 EMPLOYEE STOCK PURCHASE PLAN
                      ---------------------------------

      The  following  constitutes  the  provisions   of  the  Jack  Henry   &
 Associates, Inc. 2006 Employee Stock Purchase Plan.

      1. Purpose. The purpose of the Plan is to provide employees of the Company and Designated Subsidiaries with an opportunity to purchase Common Stock through accumulated payroll deductions. It is the intention of the Company that the Plan qualifies as an "Employee Stock Purchase Plan" under
 Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

      2. Definitions.

           (a) "Board" shall mean the Board of Directors of the Company or any committee thereof designated by the Board of Directors of the Company in accordance with Section 14.

           (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

           (c) "Common Stock" shall mean the common stock of the Company, $0.01 par value.

           (d) "Company" shall mean Jack Henry & Associates, Inc.

           (e) "Compensation," unless otherwise determined by the Board, shall mean all cash compensation reportable on Form W-2, including without limitation base straight time gross earnings, commissions, payments for overtime, shift premium, incentive compensation, and bonuses, plus any amounts contributed by the Participant pursuant to a salary reduction agreement to a qualified deferred compensation plan described in Section 401(k) of the Code or a cafeteria plan described in Section 125 of the Code maintained by the Employer, but excluding expense reimbursements, equity-based compensation, gains realized in connection with the exercise of stock
 options  or  participation  in  stock   option  or  purchase  programs   and
 contributions by the Employer to a qualified deferred compensation plan.

           (f) "Designated Subsidiary" shall mean any wholly-owned Subsidiary or any other Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

           (g) "Effective  Date"  shall   mean  the  date  the  Plan  becomes
 effective as described in Section 23.

           (h) "Employee" shall mean any person (i) who is an employee of an Employer within the meaning of Section 3401(c) of the Code, (ii) whose customary employment with the Employer is at least 20 hours per week and more than 5 months in any calendar year, and (iii) who, as of the Enrollment Date, has been employed by the Employer for at least one year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Employer and meeting the requirements of Treasury Regulation
 Section 1.421-7(h)(2). Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

           (i) "Employer" shall mean the Company or a Designated Subsidiary, as applicable.

           (j) "Enrollment Date" shall mean the first Trading Day of each Offering Period.

           (k) "Exercise Date" shall mean the last Trading Day of each Offering Period.

           (l) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

                     (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq Small Cap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

                     (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

                     (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

           (m) "Offering Periods" shall mean the periods of approximately one month beginning on or after the Effective Date during which an option granted pursuant to the Plan may be exercised as described more fully in
 Section 4.

           (n) "Participant" shall mean an Employee who participates in the Plan.

           (o) "Plan" shall mean this Jack Henry & Associates, Inc. 2006 Employee Stock Purchase Plan.

           (p) "Purchase Price" shall mean 95% of the Fair Market Value of a share of Common Stock on the Exercise Date, provided, however, that in no event shall the Purchase Price be less than $0.01 per share, and provided further that the Purchase Price may be adjusted by the Board pursuant to
 Section 20.

           (q) "Subsidiary" shall mean any corporation other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of granting an option under the Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

           (r) "Trading Day" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

      3. Eligibility.

           (a) Any Employee who shall be employed by an Employer on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the limitations imposed by
 Section 423(b) of the Code.

           (b) Any provisions of the Plan to the contrary notwithstanding, no Participant shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Participant (or any other person whose stock would be attributed to such Participant pursuant to Section 424(d) of the Code) would own stock of the Company or any Subsidiary and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

      4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day which is on or after the 16th day of each calendar month and ending on the last Trading Day which is on or before the 15th day of the following calendar month and continuing thereafter until terminated in accordance with
 Section 20. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least 15 days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

      5. Participation.

           (a) An eligible Employee may become a Participant in the Plan by completing a Subscription Agreement authorizing payroll deductions in the form required by the Company and filing it with the Human Resources Department of the Company at least 10 calendar days prior to the applicable Enrollment Date or by such other date as the Board may prescribe. Participation in the Plan shall be voluntary.

           (b) An Employee's Subscription Agreement and participation in the Plan shall become effective on the first Enrollment Date following the timely filing of his or her Subscription Agreement and, provided the Participant continues to be an eligible Employee, shall remain effective until changed or revoked by the Participant by filing a Payroll Deduction Authorization Change or Withdrawal in the form required by the Company pursuant to Section 6(d) or 10(a). An Employee who becomes eligible to participate in the Plan after the commencement of an Offering Period or who is eligible but declines to participate prior to the commencement of such Offering Period may not become a participant in the Plan until the commencement of the next Offering Period.

      6. Payroll Deductions.

           (a) Payroll deductions for a Participant shall commence on the first payday following the Enrollment Date and shall continue on each payday during the Offering Period as to which the Participant's Subscription Agreement is applicable.

           (b) At the time a Participant files his or her Subscription Agreement, he or she shall elect to have payroll deductions, determined as a whole dollar amount or a whole percentage of Compensation, made on each payday during the Offering Period in an amount (i) not less than $10.00 per pay period, and (ii) not greater than 10% of the Compensation which he or she receives on each payday during the Offering Period, or such other minimum or maximum rate as may be determined from time to time by the Board subject to the provisions of Section 20. Except for the foregoing sentence, all eligible Employees shall have the same rights and privileges under the Plan.

           (c) All payroll deductions made for a Participant shall be credited to an individual account established under the Plan for such Participant. A Participant may not make any additional payments into such account.

           (d) A Participant may increase or decrease the rate of his or her payroll deductions with respect to a subsequent Offering Period by filing a Payroll Deduction Authorization Change or Withdrawal Form with the Human Resources Department of the Company, provided that such form is received at least 10 business days prior to such Offering Period and the Participant is an eligible Employee as of the Enrollment Date of such Offering Period. A Participant may suspend or discontinue his or her participation in the Plan as provided in Section 10, effective at the time described in Section 10. A Participant may only file one Payroll Deduction Authorization Change or Withdrawal Form with respect to any Offering Period.

           (e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) of the Plan, a Participant's payroll deductions may be terminated at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such Participant's Subscription Agreement or Payroll Deduction Authorization Change or Withdrawal Form, as applicable, at the beginning of the first Offering Period which ends in the following calendar year, unless terminated by the Participant as provided in Section 10.

      7. Grant of Option. On the Enrollment Date of each Offering Period, each Participant participating in the Plan for such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) the number of shares of Common Stock determined by dividing such Participant's payroll deductions accumulated in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall a Participant be permitted to purchase for the calendar year in which the option is outstanding, more than the number of shares obtained by dividing the "applicable dollar amount" by the Fair Market Value on the Enrollment Date of a share of Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13. For this purpose, the "applicable dollar amount" is $25,000, reduced by the Fair Market Value on the applicable Enrollment Date of Common Stock previously purchased by the Participant under this Plan during the calendar year. Exercise of the option shall occur as provided in
 Section 8.  The option shall expire on the last day of the Offering Period.

      8. Exercise of Option.

           (a) A Participant's option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full and fractional (to the fourth decimal place) shares of Common Stock subject to the option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. Any other monies left over in a Participant's account after the Exercise Date shall be retained in the Participant's account for the subsequent Offering Period. During a Participant's lifetime, a Participant's options are exercisable only by him or her.

           (b) If, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed the number of shares available for sale under the Plan on such Exercise Date, the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Exercise Date in as uniform a manner as shall be practicable among all Participants exercising options to purchase Common Stock on such Exercise Date on the basis of their payroll deductions for such Offering Period. The balance of the amount credited to the account of each Participant which has not been applied to the purchase of shares of Common Stock shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Exercise Date, without any interest thereon.

           (c) No option shall be exercised to purchase shares of Common Stock, and no shares shall be issued by the Company under this Plan, unless such shares are covered by an effective registration statement under the Securities Act of 1933, as amended, or by an exemption therefrom.

      9. Delivery of Stock. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange for the issuance and delivery to, or credit to the account of, each Participant, as appropriate, of the shares purchased upon exercise of his or her option. At the election of the Company, the issuance and delivery of the shares purchased upon exercise of a participant's option may be affected by transfer (electronic or otherwise in the discretion of the Company) of such shares to a securities account maintained in the Participant's name. Stock certificates will be issued to the Participant when he or she requests by filing a Stock Certificate Request in the form required by the Company; provided, however, that the Company shall not be obligated to issue stock certificates to Participants in an amount less than 25 shares of Common Stock, except in cases of the Participant's withdrawal from the Plan or termination of employment or termination of the Plan by the Company.

      10. Withdrawal.

           (a) A Participant may terminate his or her participation in the Plan effective as of the first day of the next Offering Period by filing a Payroll Deduction Authorization Change or Withdrawal Form with the Human Resources Department of the Company. In such case, the Participant's payroll deductions will continue through the end of the Offering Period in which such form is filed, all amounts deducted from the Participant's Compensation during such Offering Period will be applied to the purchase of Common Stock pursuant to the Plan, and following such termination of participation no further payroll deductions for the purchase of shares of Common Stock shall be made except pursuant to a new Subscription Agreement delivered in accordance with Section 5.

           (b) Upon a Participant's withdrawal from the Plan, a stock certificate for the number of whole shares of Common Stock credited to the Participant's account will be issued by the Company to the Participant, and any fractional share credited to the Participant's account shall be payable to the Participant in cash in an amount equal to the Fair Market Value thereof, as soon as administratively practicable following such withdrawal.

      11. Termination of Employment.

           (a) Upon a Participant ceasing to be an Employee, for any reason, the payroll deductions credited to such Participant's account during the Offering Period and, unless no further payroll deductions would be made because the Participant (or, in the event of death, the beneficiary under Section 15) withdraws from the Plan, the payroll deductions to be credited to such Participant's account from his or her final paycheck but not yet used to exercise the option shall remain credited or be credited, as applicable, in the Participant's account and applied toward his or her option for the purchase of shares as provided herein, provided that the Participant is an employee of the Employer within the meaning of Section 3401(c) of the Code at all times during the period beginning with the date of the granting of the option and ending on the day three (3) months before the Exercise Date. The preceding sentence notwithstanding, a Participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the Participant's customary number of hours per week of employment during the period in which the Participant is subject to such payment in lieu of notice.

           (b) Upon a Participant ceasing to be an Employee, for any reason, a stock certificate for the number of whole shares of Common Stock credited to the Participant's account will be issued by the Company to the Participant (or, in the case of his or her death, to the person or persons entitled thereto under Section 15), and any fractional share credited to the Participant's account shall be payable to the Participant (or, in the case of his or her death, to the person or persons entitled thereto under Section
 15) in cash in an amount equal to the Fair Market Value thereof, as soon as administratively practicable following such termination of employment.

      12. Interest. No interest shall accrue on the payroll deductions of a Participant in the Plan.

      13. Stock.

           (a) The Common Stock subject to issuance under the terms of the Plan shall be authorized but unissued shares, previously issued shares reacquired and held by the Company, or shares acquired on the public market. Subject to adjustment upon changes in capitalization of the Company as provided in Section 19, the maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 1,000,000 shares.

           (b) The Participant shall have no interest or voting rights in shares covered by his or her option until such option has been exercised.

           (c) Shares to be credited to a Participant's account or delivered to the Participant under the Plan shall, as specified in the Participant's Subscription Agreement, be registered in the name of the Participant or in the name of the Participant and his or her spouse.

           (d) All cash dividends on shares of Common Stock credited to a Participant's account, including a fractional share, on the dividend record date will be credited on the pay date to the Participant's account. Such dividends shall be reinvested in shares of Common Stock for the Participant's account on the next Exercise Date.

      14. Administration. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties. All costs and expenses incurred in connection with the administration of the Plan shall be paid by the Company. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Board shall be fully protected by the Company with respect to any such action, determination or interpretation.

      15. Designation of Beneficiary.

           (a) A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant's account under the Plan in the event of such Participant's death. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

           (b) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion and in full satisfaction of its obligations with respect to such Participant, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

      16. Transferability. Neither payroll deductions credited to a Participant's account nor any option or rights with regard to the exercise of an option may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 10.

      17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

      18. Reports. Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any, in the Participant's account.

    19. Adjustments upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

           (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which has been authorized for issuance under the Plan but has not yet been placed under option or which has been returned to the Plan upon the cancellation of an option, as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

           (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board (or a committee of the Board). The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Board (or a committee of the Board) shall notify each Participant in writing, at least 10 business days prior to the New Exercise Date, that the Exercise Date for the Participant's option has been changed to the New Exercise Date and that the Participant's option shall be exercised automatically on the New Exercise Date.

           (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Offering Period then in progress shall be shortened by setting a new
 Exercise Date (the "New Exercise Date") and any Offering Period then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each Participant in writing, at least 10 business days prior to the New Exercise Date, that the Exercise Date for the Participant's option has been changed to the New Exercise Date and that the Participant's option shall be exercised automatically on the New Exercise Date.

      20. Amendment or Termination.

           (a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 and this Section 20, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant without the prior written consent of such Participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

           (b) Without stockholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Board shall, in its absolute discretion, be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, increase or decrease the maximum number of shares of Common Stock a Participant may purchase, subject to the limits of Section 7, during each Offering Period, establish and/or modify time frames, forms and procedures with respect to administration of the Plan, and establish such other limitations or procedures as the Board (or a committee of the Board) determines in its sole discretion advisable which are consistent with the Plan.

           (c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

                     (i) Altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

                     (ii) Shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the action of the Board (or a committee of the Board); and

                     (iii) Allocating shares.

           Such modifications or amendments shall not require stockholder approval or the consent of any Plan Participants.

      21. Notices. All notices or other communications by a Participant to the Company or any Employer under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

      22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with this Plan and all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

      23. Term of Plan. The Plan shall become effective upon the first day of the month following the last to occur of its adoption by the Board and its approval by the stockholders of the Company. The Plan shall continue in effect for a term of 10 years unless sooner terminated under Section 20.

      24. Shareholder Approval. Notwithstanding anything to the contrary herein, the effectiveness of the Plan shall be expressly subject to approval by the Company's stockholders within 12 months before or after the date the Plan is adopted by the Board by the affirmative vote of the holders of a majority of the outstanding shares of stock of the Company present or represented and entitled to vote thereon at a shareholder meeting duly held or by written consent in accordance with applicable law

      25. Equal Rights and Privileges. All Employees will have equal rights and privileges under the Plan so that the Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 of the Code or applicable Treasury regulations thereunder. Any provision of the Plan that is inconsistent with Section 423 of the Code or applicable Treasury regulations will, without further act or amendment by the Company or the Board, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code or applicable Treasury regulations.

      26. No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Employee or Participant) the right to remain in the employ of the Company, or a Subsidiary or to affect the right of the Company, or any Subsidiary to terminate the employment of any person (including any Employee or Participant) at any time, with or without cause.

      27. Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Common Stock purchased upon exercise of an option if such disposition or transfer is made (i) within two years from the Enrollment Date of the Offering Period in which the shares were purchased or
 (ii) within one year after the Exercise Date on which such shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

      28. Governing Law. To the extent that Federal laws do not otherwise control, the Plan and all determinations made or actions taken pursuant hereto shall be governed by the laws of the state of Delaware, without regard to the conflicts of laws rules thereof.

      29. Tax Withholding. If at any time the Company or any Subsidiary is required, under applicable laws and regulations, to withhold, or to make any deduction of, any taxes or take any other action in connection with any exercise of an option granted hereunder or any disposition of shares of Common Stock issued hereunder, the Participant must make adequate provision for the Company's or such Subsidiary's federal, state or other tax withholding obligations which arise from such exercise or disposition. The Company or such Subsidiary shall have the right to deduct or withhold from the Participant's compensation the amount necessary for the Company or such Subsidiary to meet applicable withholding obligations.

 The foregoing Plan was approved and adopted by the Board of Directors on August 25, 2006.

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                                    Have your proxy card available when you
                                    access the website www.cesvote.com and
                                    follow the simple instructions to record your vote.

                                    -----------------------------------------
                                              V O T E  B Y  M A I L
                                    -----------------------------------------
                                    Please mark, sign and date your proxy
                                    card and return it in the postage-paid
                                    envelope provided or return it to: Proxy
                                    Tabulator, P.O. Box 535450, Pittsburgh PA
                                    15253.

 ----------------------    ----------------------    -----------------------
    Vote by Telephone         Vote by Internet            Vote by Mail
 Call Toll-Free using a    Access the Website and       Return your proxy
  touch-tone telephone:       cast your vote:          in the postage-paid
     1-888-693-8683           www.cesvote.com           envelope provided
 ----------------------    ----------------------    -----------------------

                     Vote 24 hours a day, 7 days a week.

 If you vote by telephone or over the Internet, do not mail your proxy card.
      Telephone and Internet votes must be received by 6:00 a.m. EST on October 31, 2006 to be included in the final tabulation.

                      ===================================
                      ->
                      ===================================

      If voting by mail, this proxy card must be signed and dated below.
           Please fold and detach card at perforation before mailing.
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 Proxy                   Jack Henry & Associates, Inc.                 Proxy
                                663 Highway 60
                                 P.O. Box 807
                            Monett, Missouri 65708

         This proxy is Solicited on Behalf of the Board of Directors

 The undersigned hereby appoints John F. Prim and Kevin D. Williams as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Jack Henry & Associates, Inc. held of record by the undersigned on September 22, 2006, at the annual meeting of shareholders to be held on October 31, 2006 or any adjournment thereof.


                       Dated , _________________________________________2006.

                       ______________________________________________________
                       Signature

                       ______________________________________________________
                       Signature if held jointly

                       Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                            YOUR VOTE IS IMPORTANT

 If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Proxy Tabulator, P.O. Box 535450, Pittsburgh, PA 15253, so your shares will be represented at the Annual Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card.


             Please fold and detach card at perforation before mailing.
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 This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.

 If no direction is made, this proxy will be voted FOR Proposal 1 and Proposal 2.

 The Board of Directors Recommends a Vote FOR Proposals 1 and 2.

 1. ELECTION OF DIRECTORS:

   [   ]  FOR all nominees listed below       [   ]  WITHHOLD AUTHORITY to
 (except as marked to the contrary below)  vote for all nominees listed below

 INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

 (1) J. Henry     (2) J. Hall    (3) M. Henry    (4) J. Ellis   (5) C. Curry
 (6) J. Maliekel  (7) W. Brown


 2. To approve the Company's 2006 Employee Stock Purchase Plan.

   [   ]    FOR         [   ]     AGAINST     [   ]     ABSTAIN


 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


    (PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
                              ENCLOSED ENVELOPE)